UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2012

VIASPACE Green Energy Inc.

(Exact name of registrant as specified in its charter)

Virgin Islands (British)	000-54514	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

131 Bells Ferry Lane, Marietta, Georgia		30006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

(a)	Resignation of director and officer

On July 30, 2012, Dr. Carl Kukkonen resigned as director and Chief Executive Officer of the Registrant. Dr. Kukkonen resigned in conjunction with the separation of the Registrant and VIASPACE Inc. as discussed in Item 8.01. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Dr. Kukkonen and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received from Dr. Kukkonen as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

Item 8.01 Other Events.

On July 30, 2012, the Registrant, VIASPACE Inc., and Sung Chang executed formal term sheets outlining the mechanism and orderly transfer of VIASPACE Inc.'s equity in the Registrant to Mr. Chang. In addition, term sheets have also been signed which give the Registrant the right to commercially develop Giant King Grass in China and Taiwan and give VIASPACE Inc. the right to commercially develop Giant King Grass in the rest of the world outside China and Taiwan.

Under the term sheets, VIASPACE Inc. will no longer have any ownership in the Registrant and the secured debt VIASPACE Inc. owes to Mr. Chang will not have to be paid. The term sheets are non-binding other than provisions relating to intercompany transfers, confidentiality and transaction-related expenses. The parties intend to draft, negotiate and finalize definitive documents based on the term sheets.

The details of the term sheet agreements will be announced and made public when the final legal documents have been signed and filed with the Securities and Exchange Commission.

A copy of the Press Release announcing this is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press Release dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIASPACE Green Energy, Inc.

By:	/s/ Stephen J. Muzi
Stephen J. Muzi Chief Financial Officer

August 3, 2012

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